Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 7, 2000 (except with respect to the stock split discussed in Note 1, as to which the date is September 18, 2000), included in Avnet, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2000, and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Phoenix, Arizona
February 12, 2001